                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Material Under Rule 14a-12

                                  netGuru, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         (5)      Total fee paid:

                  --------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  --------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------
         (3)      Filing Party:

                  --------------------------------------------------------------
         (4)      Date Filed:

                  --------------------------------------------------------------

Bruce Nelson              Santanu Das                Dan Matsui/Gene Heller
Chief Financial Officer   Chief Operating Officer    Silverman Heller Associates
(714) 974-2500 x-215      (714) 974-2500 x-329       (310) 208-2550

      NETGURU ENTERS AGREEMENT TO SELL REI DIVISION TO BENTLEY SYSTEMS INC.
       $23.5 Million Asset Purchase Agreement Includes STAAD Product Line

Yorba Linda, Calif.--August 22, 2005--netGuru, Inc. (Company) (Nasdaq: NGRU) has entered into an asset purchase agreement to sell its Research Engineers International (REI) business and STAAD product lines to privately held Bentley Systems, Incorporated., Exton, Pa., the leading provider of infrastructure software for the architecture, engineering, and construction (AEC) market, for $23.5 million in cash.

The sale is subject to various closing conditions, including approval by netGuru stockholders and compliance with regulatory requirements. If approved, the sale is expected to close before the end of 2005. A portion of the sale proceeds is expected to be allocated to transaction costs, applicable taxes and the retirement of outstanding debt.

Bentley would acquire the worldwide operations associated with REI, including the market-leading STAAD structural analysis and design product line, software and product development, customer support and relationships, and offices associated with the worldwide business, including offices in Yorba Linda, Calif.; Bristol, UK; and Kolkata, India; as well as REI sales offices in other parts of Europe and Asia.

netGuru would retain its collaborative software operations and products, including eReview and ForReview, and its information technology and engineering business process outsource services businesses. At the close of the sale, the parties would enter into a transitional services agreement under which, among other things, netGuru would retain the use of REI facilities for its retained businesses.

Other terms include a $1 million break-up fee to be paid by netGuru to Bentley if the agreement is terminated because the required approval is not obtained from the Company's stockholders, or it is determined that certain fiduciary obligations require that the asset sale not be completed. Should the sale be completed, however, Bentley would reimburse netGuru up to $250,000 for legal and financial expenses incurred in connection with the transaction.

netGuru Chairman and Chief Executive Amrit Das remarked: "The engineering software industry has been consolidating and moving toward full integration of software capabilities. The joining of REI's engineering operations, including the STAAD brand of software, and services and support, with Bentley as the leading software provider to the AEC market, would form a powerful complement that would be able to provide seamless workflow processing capabilities for engineers around the world.

"From a financial perspective, STAAD.Pro's success and consistent performance of REI have created an opportunity to realize significant value that would strengthen our balance sheet with a substantial cash position and therefore the financial resources to allow management to explore a broad range of strategic opportunities to maximize shareholder value," Das added.

In connection with the proposed transaction, a proxy statement will be mailed to netGuru shareholders to provide full details and additional information, including date, time, and location for a special shareholders meeting. netGuru will also file the proxy statement with the Securities and Exchange Commission
(SEC). Security holders are advised to read the proxy statement, because it will contain important information about the proposed transaction. A copy of the proxy statement (when available) and other documents filed by netGuru with the SEC may be found free of charge at the SEC's web site at www.sec.gov. Copies of the proxy statement (when available) and other documents filed by netGuru with the SEC may also be obtained free of charge from netGuru by directing a request to netGuru, Inc., Attention: Bruce Nelson, Chief Financial Officer, (714) 974-2500. netGuru and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of netGuru in favor of the transaction. Information regarding netGuru's officers and directors is included in netGuru's annual report on Form 10-KSB filed with the SEC on July 14, 2005. This document is available free of charge at the SEC's website at www.sec.gov and from netGuru. Security holders may obtain additional information regarding the interests of netGuru's executive officers and directors in the transaction by reading the proxy statement when it becomes available.

ABOUT BENTLEY SYSTEMS
Bentley Systems, Incorporated provides software for the lifecycle of the world's infrastructure. The company's comprehensive portfolio for the building, plant, civil, and geospatial vertical markets spans AEC and operations. With 2004 revenues exceeding $300 million, Bentley is the leading provider of AEC software to the Engineering News-Record Design 500 and major owner-operators.

ABOUT NETGURU
netGuru is an engineering information technology and services company offering engineering analysis and design software, collaborative software solutions, and professional and technical information technology services and support to businesses worldwide. netGuru serves its global markets and clients through offices located in the United States, Europe, Asia, and the Middle East, and through distributors in 40 countries. The Company licenses its engineering software and solutions to more than 19,000 businesses in 100 countries. For more information please visit WWW.NETGURU.COM.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 With the exception of historical or factual information, the matters discussed in this press release, including the anticipated terms, timing and completion of the asset purchase agreement, the anticipated use of proceeds, the ability of the joining of REI's engineering operations with Bentley to provide seamless workflow processing capabilities for engineers around the world, the ability of management to identify and take advantage of appropriate strategic opportunities, are forward looking statements that involve risks and uncertainties. Actual future results may differ. Factors that could cause or contribute to such differences in results include, but are not limited to, the parties' willingness and ability to fulfill the various conditions to closing, the availability and feasibility of strategic opportunities to maximize shareholder value, and other factors discussed in the "Risk Factors" Section of netGuru's Form 10-KSB for the fiscal year ended March 31, 2005, as filed with the U.S. Securities and Exchange Commission.

                                      # # #